[letterhead of Mottern, Fisher & Goldman, P.C.]

                              June 15, 2000

Rcontest.com, Inc.
3190 Northeast Expressway, Suite 230
Atlanta, Georgia 30341

     Re:     Proposed Sale of up to 2,000,000 shares of Common Stock

Dear Sirs:

     We have acted as counsel to Rcontest.com, Inc., a Georgia corporation (the "Company") in connection with the proposed sale by the Company of up to 2,000,000 shares of Common Stock (the "Shares") pursuant to an offering to be registered under the Securities Act of 1933 on Form SB-2 (the "Offering").

     This opinion letter is limited by, and is in accordance with, the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia (the "Interpretive Standards"), which Interpretive Standards are incorporated in this opinion letter by this reference. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings assigned to such terms in the Interpretive Standards or the Securities Purchase Agreement.

     In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth, including without limitation the Articles of Incorporation, Bylaws and that Consent to Action of the Board of Directors dated June 14, 2000. In such examination we have assumed the genuineness of all signatures on original documents, the conformity to original documents of all copies submitted to us, the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof, and that as to all factual matters each of the representations and warranties in the documents referred to herein is true, accurate and complete in all respects, and the opinions expressed herein are given in reliance thereon.

     As used in this opinion, the expression "to our knowledge" with reference to matters of fact means that, after an examination of documents in our files and documents made available to us by the Company and after inquiries of officers of the Company, we find reason to believe the opinions expressed herein are factually correct; but beyond that we have made no independent factual investigation for the purpose of rendering this opinion.

     The opinions hereinafter expressed are subject to the following qualifications:

     (a) We express no opinion as to the effect of applicable bankruptcy and other similar laws affecting the right of credit generally;

     (b) We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies;

     (c) We express no opinion as to compliance with applicable anti-fraud provisions of federal or state securities laws;

     (d) We are members of the bar of the State of Georgia and, except as specifically set forth herein, the opinions set forth herein are limited to the laws of the State of Georgia and applicable federal laws.

     Based upon the foregoing, it is our opinion that Shares to be issued and sold by the Company in the Offering will be, upon issuance, sale and delivery in the manner and under the terms and conditions described in the Offering documents, duly authorized, validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion with a Form SB-2 to be filed with the Securities and Exchange Commission with respect to the Offering. This opinion letter is provided to you for your exclusive use solely in connection with the Offering, and may not be relied upon by any other person or for any other purpose without our prior written consent.

                       Very truly yours,

                       MOTTERN, FISHER & ROSENTHAL, P.C.


                       /s/ Robert J. Mottern
                       ----------------------------------
                       Robert J. Mottern, President